Exhibit 99.3

Unaudited pro forma condensed combined financial data

The following unaudited pro forma condensed combined financial data for the year ended December 31, 2014 and the six months ended June 30, 2015 is based upon the historical consolidated financial data of Kindred Healthcare, Inc. and its consolidated subsidiaries (“Kindred”, “we” or “our”) and Gentiva Health Services, Inc. and its consolidated subsidiaries (“Gentiva”) and has been prepared to reflect our acquisition of Gentiva on February 2, 2015 in which Kindred acquired all of the outstanding common stock of Gentiva (the “Gentiva Acquisition”), the issuance of $1.35 billion aggregate principal amount of senior notes due 2020 and 2023 (the “Notes”), and the use of proceeds from the Notes offering are collectively referred to herein as the “Transactions.” The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the six months ended June 30, 2015 were prepared assuming the Transactions occurred on January 1, 2014. The historical consolidated financial data has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The historical consolidated results of operations of Gentiva have been adjusted to reflect certain reclassifications to conform with our financial statement presentation.

In addition to those pro forma adjustments directly linked to the Gentiva Acquisition, the unaudited pro forma results of operations for the year ended December 31, 2014 include pro forma adjustments related to the effect of Kindred’s refinancing of certain debt obligations that occurred in April 2014 (the “April 2014 Refinancing”) and Kindred’s common stock offering in June 2014.

The following unaudited pro forma condensed combined financial data has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated results of operations in future periods or the results that actually would have been realized had Kindred and Gentiva been a combined company during the periods specified.

The following unaudited pro forma condensed combined financial data was derived from and should be read in conjunction with Kindred’s and Gentiva’s consolidated financial statements and related notes previously filed with the Securities and Exchange Commission by Kindred. The historical 2015 unaudited financial data of Gentiva was derived from the statement of operations for the one month ended January 31, 2015. A pro forma balance sheet as of June 30, 2015 is not included as the Transactions were completed on February 2, 2015 and incorporated in the historical balance sheet of Kindred as of June 30, 2015.

The following unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”), which is subject to change and interpretation. The unaudited pro forma condensed combined statements of operations do not include $210 million of expenses and certain write-offs related to debt refinancing that were incurred in connection with the consummation of the Gentiva Acquisition. Additionally, the unaudited pro forma condensed combined financial data does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statements of operations include the effects of any other items directly attributable to the Gentiva Acquisition that are not expected to have a continuing impact on the combined results of operations.

KINDRED AND GENTIVA

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share amounts)

	Historical			Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications (a)	April 2014 Refinancing		Merger related financing		Allocation of merger consideration		Pro forma combined
Revenues	$5,027,599	$1,992,944	$—	$—		$—		$—		$7,020,543
Cost of services sold	—	1,081,994	(1,081,994)	—		—		—		—

	5,027,599	910,950	1,081,994	—		—		—		7,020,543

Salaries, wages and benefits	2,442,879	—	1,190,109	—		—		—		3,632,988
Supplies	289,043	—	94,391	—		—		—		383,434
Rent	313,039	—	44,607	—		—		(2,021	) (f)	355,625
Other operating expenses	679,992	—	164,222	—		—		—		844,214
General and administrative expenses	977,823	—	332,517	—		(23,261	) (d)	—		1,287,079
Other (income) expense	(872)	490	(271)	—		—		—		(653)
Depreciation and amortization	155,570	—	27,484	—		—		(5,669	) (g)	179,370
								1,985	(h)
Interest expense	168,763	101,154	—	(82,087	) (b)	(17,041	) (d)	—		223,347
				23,579	(b)	(101,154	) (e)
						130,133	(e)
Investment income	(3,996)	(2,611)	—	—		—		—		(6,607)
Selling, general and administrative	—	771,065	(771,065)	—		—		—		—

	5,022,241	870,098	1,081,994	(58,508)		(11,323)		(5,705)		6,898,797

Income from continuing operations before income taxes	5,358	40,852	—	58,508		11,323		5,705		121,746
Provision for income taxes	462	17,294	—	23,023	(c)	4,456	(c)	2,672	(c)	47,907

Income from continuing operations	4,896	23,558	—	35,485		6,867		3,033		73,839
Earnings attributable to noncontrolling interests	(18,872)	(236)	—	—		—		—		(19,108)

Income (loss) from continuing operations attributable to Kindred	$(13,976)	$23,322	$—	$35,485		$6,867		$3,033		$54,731

Earnings (loss) from continuing operations per common share:
Basic	$(0.24)									$0.63 (i)
Diluted	$(0.24)									$0.62 (i)
Shares used in computing earnings (loss) from continuing operations per common share:
Basic	58,634					26,731	(i)			85,365
Diluted	58,634					28,146	(i)			86,780

See accompanying notes.

KINDRED AND GENTIVA

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

(In thousands, except per share amounts)

	Historical			Pro Forma Adjustments
	Kindred	Gentiva	Reclassifications (a)	Merger related financing		Allocation of merger consideration		Pro forma combined
Revenues	$3,509,442	$161,699	$—	$—		$—		$3,671,141
Cost of services sold	—	92,325	(92,325)	—		—		—

	3,509,442	69,374	92,325	—		—		3,671,141

Salaries, wages and benefits	1,782,780	—	102,517	—		—		1,885,297
Supplies	191,508	—	7,658	—		—		199,166
Rent	188,542	—	3,637	—		(168	) (f)	192,011
Other operating expenses	409,844	—	15,506	—		—		425,350
General and administrative expenses	740,907	—	69,551	(140,758	) (d)	—		669,700
Other income	(1,049)	—	(13)	—		—		(1,062)
Litigation contingency expense	98,925	—	—	—		—		98,925
Impairment charges	6,726	—	—	—		—		6,726
Depreciation and amortization	77,560	—	1,897	—		(428	) (g)	77,204
						(1,825	) (h)
Interest expense	119,688	8,883	—	(17,282	) (d)	—		112,491
				(8,883	) (e)
				10,085	(e)
Investment income	(1,771)	(218)	—	—		—		(1,989)
Selling, general and administrative	—	108,428	(108,428)	—		—		—

	3,613,660	117,093	92,325	(156,838)		(2,421)		3,663,819

Income (loss) from continuing operations before income taxes	(104,218)	(47,719)	—	156,838		2,421		7,322
Provision (benefit) for income taxes	(3,340)	(8,674)	—	51,325	(c)	953	(c)	40,264

Income (loss) from continuing operations	(100,878)	(39,045)	—	105,513		1,468		(32,942)
(Earnings) loss attributable to noncontrolling interests	(20,582)	23	—	—		—		(20,559)

Income (loss) from continuing operations attributable to Kindred	$(121,460)	$(39,022)	$—	$105,513		$1,468		$(53,501)

Earnings (loss) from continuing operations per common share:
Basic	$(1.47)							$(0.63	) (i)
Diluted	$(1.47)							$(0.63	) (i)
Shares used in computing earnings (loss) from continuing operations per common share:
Basic	82,828			1,800	(i)			84,628
Diluted	82,828			1,800	(i)			84,628

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial data was prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting in which Kindred acquired all of the outstanding common stock of Gentiva.

The accompanying unaudited pro forma condensed combined financial data presents the pro forma results of operations based upon the historical financial statements of Kindred and Gentiva, after giving effect to the Transactions, which include the Gentiva Acquisition, related financing activities and other adjustments. The unaudited pro forma condensed combined financial data has been prepared for illustrative purposes only and does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statements of operations include the effects of any other items directly attributable to the Gentiva Acquisition that are not expected to have a continuing impact on the combined results of operations.

The unaudited pro forma condensed combined statements of operations give effect to the Gentiva Acquisition and related financing activities as if these transactions had been consummated on January 1, 2014.

NOTE 2 – GENTIVA ACQUISITION

On February 2, 2015, we completed the Gentiva Acquisition. At the effective time of the Gentiva Acquisition, each share of common stock, par value $0.10 per share, of Gentiva issued and outstanding immediately prior to the effective time of the Gentiva Acquisition (other than shares held by Kindred, Gentiva and any wholly owned subsidiaries (which were cancelled) and shares owned by stockholders who properly exercised and perfected a demand for appraisal rights under Delaware law), including each deferred share unit, were converted into the right to receive (i) $14.50 in cash (the “Cash Consideration”), without interest, and (ii) 0.257 of a validly issued, fully paid and nonassessable share of Kindred common stock, par value $0.25 per share (the “Stock Consideration”). Kindred issued 9.7 million shares of common stock as the Stock Consideration. The purchase price totaled $722.3 million and was comprised of $544.8 million of Cash Consideration and $177.5 million of Stock Consideration. The Company also assumed $1.2 billion of long-term debt, which was paid off upon consummation of the Gentiva Acquisition.

NOTE 3 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial data includes the following adjustments to conform the Gentiva statements of operations with the Kindred presentation, to give effect to the Gentiva Acquisition and Kindred’s financing activities and to adjust historical depreciation and amortization amounts based upon the estimated fair value of property and equipment and intangible assets acquired.

a)	To reclassify the Gentiva statements of operations presentation to conform with the Kindred presentation (in thousands):

	For the year ended December 31, 2014			For the one month ended January 31, 2015
	Other operating expenses	Selling, general and administrative	Total	Other operating expenses	Selling, general and administrative	Total
Cost of services sold	$(1,081,994)	$—	$(1,081,994)	$(92,325)	$—	$(92,325)
Salaries, wages and benefits	817,261	372,848	1,190,109	58,705	43,812	102,517
Supplies	90,334	4,057	94,391	7,236	422	7,658
Rent	—	44,607	44,607	—	3,637	3,637
Other operating expenses	81,144	83,078	164,222	6,838	8,668	15,506
General and administrative expenses	92,672	239,845	332,517	19,500	50,051	69,551
Other income	—	(271)	(271)	—	(13)	(13)
Depreciation and amortization	583	26,901	27,484	46	1,851	1,897
Selling, general and administrative	—	(771,065)	(771,065)	—	(108,428)	(108,428)

	$—	$—	$—	$—	$—	$—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(Continued)

NOTE 3 – PRO FORMA ADJUSTMENTS (Continued)

b)	To eliminate historical interest expense and deferred financing cost amortization and recalculate interest expense based upon the new terms for the year ended December 31, 2014 related to the April 2014 Refinancing (in thousands):

	Interest expense	Deferred cost amortization	Total decrease to interest expense
Historical Kindred interest expense eliminated	$64,812	$17,275	$82,087

New interest expense:	Interest expense	Deferred cost amortization	Total increase to interest expense
$750 million revolving credit facility	$2,592	$888	$3,480
$1 billion term loan	9,900	1,038	10,938
$500 million senior unsecured notes	7,969	292	8,261
Interest rate swap	900	—	900

	$21,361	$2,218	$23,579

Interest rates and term:	Interest rate index and margin	Assumed rate	Term (years)
$750 million revolving credit facility (base rate)	N/A	4.25%	5
$750 million revolving credit facility	LIBOR (1) + 2.00%	2.19%	5
$1 billion term loan	LIBOR (2) + 3.00%	4.00%	7
$500 million senior unsecured notes	N/A	6.38%	8
Interest rate swap	N/A	1.867%	4

(1)	LIBOR—One month London Interbank Offered Rate
(2)	LIBOR—One month London Interbank Offered Rate with floor of 1.0%

c)	To adjust the income tax provision to reflect the pro forma combined company estimated statutory income tax rate of 39.35% applied to pro forma adjustments that are deductible for income tax purposes.

d)	To eliminate the direct incremental costs of the Gentiva Acquisition and interest expense associated with interim financing reflected in the historical statements of operations of both Kindred and Gentiva.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(Continued)

NOTE 3 – PRO FORMA ADJUSTMENTS (Continued)

e)	To eliminate historical interest expense and deferred financing cost amortization related to Gentiva debt obligations that were retired on the closing date of the Gentiva Acquisition, and to add the new interest expense and deferred financing cost amortization through periods prior to February 2, 2015 related to the Notes, the issuance of 172,500 tangible equity units, and approximately $185 million of borrowings under our existing revolving credit facility, which are computed as follows (in thousands):

Historical Gentiva interest expense eliminated:	Interest expense	Deferred cost amortization	Total decrease to interest expense
Year ended December 31, 2014	$94,697	$6,457	$101,154
One month ended January 31, 2015	8,327	556	8,883

New interest expense:	Debt borrowings at merger date	Deferred costs related to financing	Interest expense	Deferred cost amortization	Total increase to interest expense
Year ended December 31, 2014	$1,569,773	$30,601	$125,050	$5,083	$130,133
One month ended January 31, 2015	1,569,773	30,601	9,690	395	10,085

Interest rates and term:	Assumed rate	Term (years)
$750 million senior notes	8.0%	5
$600 million senior notes	8.75%	8
Tangible equity units debt portion	7.5%	3
Existing revolving credit facility	4.25%	5

A change of one-eighth percent to the interest rate of our existing revolving credit facility would increase or decrease interest expense by approximately $0.2 million on an annual basis.

f)	To amortize the fair market value of leasehold interest assets and liabilities acquired over their remaining lease term.

g)	To adjust Gentiva historical depreciation expense based upon the estimated fair value of the property and equipment acquired over the estimated remaining useful life of each asset.

	Estimated fair value	Year ended December 31, 2014	One month ended January 31, 2015
Property and equipment acquired	$46,860

New depreciation expense resulting from Gentiva Acquisition		$13,492	$1,125
Historical Gentiva depreciation expense		19,161	1,553

Depreciation expense adjustment		$(5,669)	$(428)

h)	To eliminate historical Gentiva intangible amortization expense and replace with new amortization amounts based upon the estimated fair value of finite lived intangible assets.

	Estimated fair value	Year ended December 31, 2014	Six months ended June 30, 2015
Trade name (1)	$15,600

Non-compete agreements	$1,820

New amortization expense resulting from Gentiva Acquisition		$10,308	$2,814
Historical Gentiva amortization expense		8,323	344
Historical Kindred amortization expense		—	4,295

Amortization expense adjustment		$1,985	$(1,825)

(1)	Amortization expense of 60% in year one, 30% in year two and 10% in year three based upon the usage of trade name over a three year life.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(Continued)

NOTE 3 – PRO FORMA ADJUSTMENTS (Continued)

i)	Pro forma earnings (loss) from continuing operations per common share attributable to Kindred are based upon the weighted average number of common shares outstanding. On June 25, 2014, Kindred sold 9.0 million shares of Kindred common stock in the public market and on July 14, 2014, an additional 0.7 million shares of Kindred common stock were sold to the underwriters pursuant to the exercise of their option to purchase additional shares. For pro forma earnings (loss) per share, the earnings (loss) per share calculations assume this common stock issuance occurred on January 1, 2014. The weighted average number of shares outstanding reflect the elimination of Gentiva common stock and also includes 5.4 million shares issued during an additional Kindred common stock offering, 9.7 million shares issued directly to Gentiva stockholders in the Gentiva Acquisition, and shares related to the tangible equity units. The tangible equity units are assumed to be settled at the minimum settlement rate for weighted average shares for basic calculation of pro forma earnings (loss) from continuing operations per common share, which totaled 7.4 million shares. The diluted calculation of pro forma earnings from continuing operations per common share includes the dilutive effect of Kindred’s stock options, Kindred’s performance-based restricted shares and the dilutive effect of the tangible equity units which are assumed to be settled at the maximum settlement rate, which resulted in incremental shares of 1.3 million. Kindred follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that unvested restricted stock that entitles the holder to receive nonforfeitable dividends before vesting be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. A computation of pro forma earnings (loss) from continuing operations per common share follows for the year ended December 31, 2014 and six months ended June 30, 2015 (in thousands, except per share amounts):

For the year ended December 31, 2014:	Basic	Diluted
Pro forma earnings:
Income attributable to Kindred stockholders from continuing operations:
As reported in Unaudited Pro Forma Condensed Combined Statement of Operations	$54,731	$54,731
Allocation to participating unvested restricted stockholders	(1,038)	(1,022)

Available to common stockholders	$53,693	$53,709

Shares used in the computation:
Weighted average shares outstanding—basic computation	85,365	85,365

Dilutive effect of Kindred tangible equity units		1,301
Dilutive effect of Kindred employee stock options		53
Dilutive effect of Kindred performance-based restricted shares		61

Adjusted weighted average shares outstanding—diluted computation		86,780

Pro forma earnings from continuing operations per common share	$0.63	$0.62

For the six months ended June 30, 2015:	Basic	Diluted
Pro forma loss:
Loss attributable to Kindred stockholders from continuing operations:
As reported in Unaudited Pro Forma Condensed Combined Statement of Operations	$(53,501)	$(53,501)
Allocation to participating unvested restricted stockholders	—	—

Available to common stockholders	$(53,501)	$(53,501)

Shares used in the computation:
Weighted average shares outstanding—basic computation	84,628	84,628

Dilutive effect of Kindred tangible equity units		—
Dilutive effect of Kindred employee stock options		—

Adjusted weighted average shares outstanding—diluted computation		84,628

Pro forma loss from continuing operations per common share	$(0.63)	$(0.63)